Exhibit 99.1

COMPANY CONTACTS
Paul Arndt
Senior Manager, Investor Relations
702-835-6300

SPECTRUM PHARMACEUTICALS ANNOUNCES AUTHORIZATION OF STOCK REPURCHASE
PROGRAM UP TO $25 MILLION

HENDERSON, Nevada – June 15, 2011 – Spectrum Pharmaceuticals, Inc. (NasdaqGS: SPPI), a biotechnology company with fully integrated commercial and drug development operations with a primary focus in oncology, today announced that its Board of Directors has authorized the purchase of up to $25 million of its common stock through the end of 2012.

“I am pleased to announce this share repurchase program,” said Rajesh C. Shrotriya, MD, Chairman, Chief Executive Officer, and President of Spectrum Pharmaceuticals. Dr. Shrotriya added, “Spectrum’s Board of Directors and senior management have confidence in our Company and believe repurchases of Spectrum stock represent an attractive opportunity to enhance long-term shareholder value. Furthermore, we are confident in the projected cash flows from our core products and believe that this will not hamper our ability to continue to fund future growth through our pipeline or other strategic growth opportunities. Spectrum has no current need to raise financing for its daily operations and current research and development programs.”

Stock will be purchased from time to time, in the open market, through block trades, through 10b5-1 plans, or through privately negotiated transactions in compliance with Securities and Exchange Commission guidelines. The Company expects the stock repurchase program to help partially offset potential dilution from outstanding warrants and equity incentive programs. The timing and actual number of shares repurchased will depend on a variety of factors including price, market conditions and corporate and regulatory requirements. Purchases may be made beginning immediately and ending at such time as the authorized funds are spent or the program is discontinued. The program does not obligate Spectrum to acquire any particular amount of common stock, and the program may be modified or suspended at any time at Spectrum’s discretion.

About Spectrum Pharmaceuticals, Inc.
Spectrum Pharmaceuticals is a biotechnology company with fully integrated commercial and drug development operations with a primary focus in oncology. The Company’s strategy is comprised of acquiring, developing and commercializing a broad and diverse pipeline of late-stage clinical and commercial products. The Company markets two oncology drugs, FUSILEV and ZEVALIN, and has two drugs, apaziquone and belinostat, in late stage development along with a diversified pipeline of novel drug candidates. The Company has assembled an integrated in-house scientific team, including clinical development, medical research, regulatory affairs, biostatistics and data management, formulation development, and has established a commercial infrastructure for the marketing of its drug products. The Company also leverages the expertise of its worldwide partners to assist in the execution of its strategy. For more information, please visit the Company’s website at www.sppirx.com.

Forward-looking statement – This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements are based on management’s current beliefs and expectations. These statements include but are not limited to statements that relate to Spectrum’s business and its future, including certain company milestones, Spectrum’s ability to identify, acquire, develop and commercialize a broad and diverse pipeline of late-stage clinical and commercial products, leveraging the expertise of partners and employees, around the world to assist it in the execution of our strategy, and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that Spectrum’s existing and new drug candidates, may not prove safe or effective, the possibility that its existing and new drug candidates may not receive approval from the FDA, and other regulatory agencies in a timely manner or at all, the possibility that its existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that its efforts to acquire or in-license and develop additional drug candidates may fail, our lack of revenues, its limited marketing experience, its dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission. Spectrum does not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law.

SPECTRUM PHARMACEUTICALS, INC. ®, ZEVALIN®, and FUSILEV® are registered trademarks of Spectrum Pharmaceuticals, Inc. REDEFINING CANCER CARE™ and the Spectrum Pharmaceutical logos are trademarks owned by Spectrum Pharmaceuticals, Inc.

© 2011 Spectrum Pharmaceuticals, Inc. All Rights Reserved

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 •
www.sppirx.com • NASDAQ: SPPI